_____________________________________________________________________
Press Release
For immediate release

Jordan Krugman, Investor Relations       Doug Kidd, Media Relations
404-439-4605                                                 404-479-2922

Invesco Reports Results for Three Months Ended June 30, 2011

Adjusted diluted EPS of 44 cents
Total net inflows of $7.3 billion
Repurchase of 11.3 million shares of common stock

Atlanta, July 26, 2011 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2011.

“Invesco’s strong, long-term investment performance contributed to positive net inflows of $7.3 billion and strong operating results for the quarter,” said Martin L. Flanagan, president and chief executive officer. “Reflecting confidence in our business, we repurchased 11.3 million shares for $280 million.”

	Q2-11	Q1-11	Q2-11 vs. Q1-11	Q2-10	Q2-11 vs. Q2-10
Adjusted Financial Measures(1)
Net revenues	$751.2m	$724.3m	3.7%	$571.4m	31.5%
Operating income	$284.8m	$272.1m	4.7%	$188.7m	50.9%
Operating margin	37.9%	37.6%		33.0%
Net income attributable to common shareholders	$207.1m	$191.7m	8.0%	$125.4m	65.2%
Diluted EPS	$0.44	$0.41	7.3%	$0.27	63.0%
U.S. GAAP Financial Measures
Operating revenues	$1,070.0m	$1,027.3m	4.2%	$787.0m	36.0%
Operating income	$233.0m	$225.7m	3.2%	$71.4m	226.3%
Operating margin	21.8%	22.0%		9.1%
Net income attributable to common shareholders	$183.0m	$177.5m	3.1%	$40.8m	348.5%
Diluted EPS	$0.39	$0.38	2.6%	$0.09	333.3%

Assets Under Management
Ending AUM	$653.7bn	$641.9bn	1.8%	$557.7bn	17.2%
Average AUM	$652.8bn	$630.2bn	3.6%	$480.5bn	35.9%

(1)	The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 13 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at June 30, 2011 were $653.7 billion (March 31, 2011: $641.9 billion), an increase of $11.8 billion during the second quarter. Total net inflows were $7.3 billion for the second quarter as detailed below:

Summary of net flows (in $billions)	Quarterly		Year-to-date
	Q2-11	Q1-11	June 30, 2011	June 30, 2010

AUM excluding ETF, UIT and Passive	$2.9	$(1.5)	$1.4	$2.3
ETF, UIT and Passive	0.9	8.1	9.0	15.2
Net long-term flows	3.8	6.6	10.4	17.5
Institutional money market	3.5	2.6	6.1	(11.5)
Total net flows	$7.3	$9.2	$16.5	$6.0

Net market gains led to a $3.2 billion increase in AUM during the second quarter, compared to a $12.9 billion increase in the first quarter of 2011. Foreign exchange rate movements led to a $1.3 billion increase in AUM during the second quarter, compared to a $3.3 billion increase in the first quarter of 2011.

Average AUM during the second quarter were $652.8 billion, compared to $630.2 billion for the first quarter of 2011, a 3.6% increase.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in our Form 10-K for the year ended December 31, 2010, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business and they are consistent with internal management reporting.

European Infrastructure

The company is undertaking a broad, transformational initiative to build on its strong position in the European market and to position the business for competitive success in light of significant regulatory changes. This initiative is designed to enhance the European business product platform, better leverage our cross-border distribution efforts, and align our European infrastructure in advance of new regulation. Combined, we believe these forward looking steps will enhance our ability to deliver Invesco’s comprehensive global investment capabilities to European clients and further strengthen the firm’s competitive position in this region.

During the three months ended June 30, 2011, the company incurred $5.8 million of costs directly related to the implementation of this initiative and will incur total implementation costs of up to $40 million by the projected completion date of December 2012. The $40 million estimate is based on the expected cost to outsource our European transfer agency and on our plans to make certain structural changes to our product and distribution platforms. This initiative is expected to generate material ongoing cost savings that will more than fully offset the implementation expense within a three year time frame after completion. These implementation costs will be included within the respective expense line items in the U.S. GAAP Condensed Consolidated Income Statement and will be excluded in arriving at non-GAAP earnings information.

Marketing Support Expense Presentation Change

As described in our press release on July 12, 2011, this earnings release reflects the change in presentation of marketing support expenses from marketing expenses to third-party distribution, service and advisory expenses. The change is intended to provide investors with improved disclosure of third-party distribution and discretionary marketing expenses and to allow for better comparison with similar methods of presentation used by peer investment managers.

Non-GAAP Earnings

This section discusses the company’s second quarter 2011 compared to the first quarter 2011 non-GAAP financial results. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 8 through 13 of this release.

Net revenues increased by $26.9 million (3.7%) to $751.2 million in the second quarter from $724.3 million in the first quarter of 2011. The increase was principally due to increases in investment management fees earned in the second quarter compared to the first quarter. Foreign exchange rate changes increased second quarter net revenues by $5.4 million when compared to the first quarter of 2011.

Investment management fees, as adjusted, increased $28.2 million (3.5%) to $844.3 million in the second quarter from $816.1 million in the first quarter of 2011. Foreign exchange rate changes increased second quarter management fees by $7.3 million when compared to first quarter of 2011. The increase in management fees correlates with higher average AUM.

Service and distribution fees, as adjusted, increased $7.5 million (3.8%) to $206.2 million in the second quarter from $198.7 million in the first quarter of 2011, also correlating with higher average AUM in the second quarter.

Performance fees, as adjusted, in the second quarter were $7.6 million compared to $3.8 million in the first quarter of 2011. The second quarter performance fees were earned in the U.K. and in the U.S. private equity business. Other revenues, as adjusted, in the second quarter were $32.2 million compared to $32.7 million in the first quarter of 2011.

Third-party distribution, service and advisory expenses, as adjusted, were $339.1 million in the second quarter compared to $327.0 million in the first quarter of 2011. The increase of $12.1 million (3.7%) primarily reflects the increase in investment management fees and service and distribution fees. Foreign exchange rate changes increased the second quarter third-party distribution, services and advisory expenses by $2.6 million.

Total operating expenses, as adjusted, increased by $14.2 million (3.1%) to $466.4 million in the second quarter from $452.2 million in the first quarter of 2011. Foreign exchange rate changes increased operating expenses, as adjusted, by $4.6 million when compared to the first quarter of 2011.

Employee compensation expenses, as adjusted, increased by $11.2 million (3.7%) to $310.9 million in the second quarter from $299.7 million in the first quarter of 2011. The second quarter included a full quarter of the annual base salary increases and share-based awards, both granted late in the first quarter. The second quarter also includes a full quarter of the Hyderabad staff costs that had previously been part of outsourced administration costs, within property, office, and technology expenses. Increased variable compensation expenses also contributed to the increase which was partly offset by reduced payroll taxes. Foreign exchange rate changes increased second quarter employee compensation expenses by $3.3 million when compared to first quarter of 2011.

Marketing expenses, as adjusted, increased by $0.4 million (1.5%) to $26.7 million in the second quarter from $26.3 million in the first quarter of 2011. Additional sales literature costs were partly offset by reduced advertising expenditure.

Property, office and technology expenses, as adjusted, decreased $2.1 million (3.3%) to $62.5 million in the second quarter from $64.6 million in the first quarter of 2011. This was primarily due to the decline in outsourced administration costs as we internalized our Hyderabad operations during the first quarter.

General and administrative expenses, as adjusted, increased $4.7 million (7.6%) to $66.3 million in the second quarter from $61.6 million in the first quarter of 2011. The second quarter included an increase in staff recruitment and travel costs. Foreign exchange rate changes added $0.5 million to these expenses when compared to first quarter of 2011.

Non-operating other income and expenses included increased equity in earnings from partnership investments in the second quarter when compared to the first quarter. The effective tax rate decreased to 26.0% for the second quarter from 27.6% for the first quarter of 2011.

U.S. GAAP Earnings

Operating revenues increased 4.2% to $1,070.0 million in the second quarter from $1,027.3 million in the first quarter of 2011. Operating expenses increased by 4.4% to $837.0 million in the second quarter from $801.6 million in the first quarter of 2011.

Operating expenses included $11.3 million of transaction and integration charges incurred in the second quarter compared to $7.9 million in the first quarter of 2011. Operating expenses also included $5.8 million of European infrastructure expenses for the second quarter as discussed above.

The effective tax rate, excluding noncontrolling interests, decreased to 29.2% for the second quarter from 29.9% for the first quarter of 2011.

Capital Management

Cash and cash equivalents were $621.5 million at June 30, 2011 compared to $471.9 million at March 31, 2011. Total debt was $1,583.7 million at June 30, 2011 compared to $1,332.7 million at March 31, 2011. The credit facility balance was $838.0 million at June 30, 2011 compared to $587.0 million at March 31, 2011.

During the second quarter, the company made share repurchases of $279.9 million, representing 11.3 million shares at a weighted average share price of $24.69 (first quarter 2011: $53.1 million, representing 2.1 million shares at a weighted average share price of $25.58).

In June the company amended and restated the existing $1.25 billion Credit Agreement to extend the term of the facility to five years maturing on June 3, 2016.

Today the company is announcing a second-quarter cash dividend of 12.25 cents per share to holders of common shares. The dividend is payable on September 8, 2011 to shareholders of record at the close of business on August 22, 2011.

Headcount

As of June 30, 2011, the company had 6,189 employees compared to 6,191 employees as at March 31, 2011.

# # #

Invesco is a leading independent global investment manager, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Tuesday, July 26, 2011, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers and 0800-279-3953 for U.K. callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until Tuesday, August 9, 2011 at 5:00 p.m. ET by calling 1-800-468-0310 for U.S. and Canadian callers or 1-402-344-6808 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com. The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q2-11	Q1-11	% Change	Q2-10	% Change
Adjusted revenues
Investment management fees	$844.3	$816.1	3.5%	$653.0	29.3%
Service and distribution fees	206.2	198.7	3.8%	139.4	47.9%
Performance fees	7.6	3.8	100.0%	3.5	117.1%
Other	32.2	32.7	(1.5)%	16.4	96.3%
Third-party distribution, service and advisory	(339.1)	(327.0)	3.7%	(240.9)	40.8%
Net revenues	751.2	724.3	3.7%	571.4	31.5%

Adjusted operating expenses
Employee compensation	310.9	299.7	3.7%	260.1	19.5%
Marketing	26.7	26.3	1.5%	17.9	49.2%
Property, office and technology	62.5	64.6	(3.3)%	56.4	10.8%
General and administrative	66.3	61.6	7.6%	48.3	37.3%
Total adjusted operating expenses	466.4	452.2	3.1%	382.7	21.9%

Adjusted operating income	284.8	272.1	4.7%	188.7	50.9%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	5.0	2.3	117.4%	4.3	16.3%
Interest and dividend income	3.2	2.7	18.5%	2.1	52.4%
Interest expense	(16.0)	(16.2)	(1.2)%	(14.1)	13.5%
Other gains and losses, net	2.8	3.7	(24.3)%	(3.5)	N/A
Adjusted income before income taxes	279.8	264.6	5.7%	177.5	57.6%
Adjusted income tax provision	(72.7)	(73.0)	(0.4)%	(52.0)	39.8%
Adjusted net income	207.1	191.6	8.1%	125.5	65.0%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	—	0.1	(100.0)%	(0.1)	N/A
Adjusted net income attributable to common shareholders	$207.1	$191.7	8.0%	$125.4	65.2%

Adjusted diluted EPS	$0.44	$0.41	7.3%	$0.27	63.0%

Average diluted shares outstanding	467.4	472.1	(1.0)%	457.8	2.1%

Ending Headcount	6,189	6,191	—	5,421	14.2%

Ending AUM (in billions)	$653.7	$641.9	1.8%	$557.7	17.2%

Average AUM (in billions)	$652.8	$630.2	3.6%	$480.5	35.9%

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	European infrastructure	Non-GAAP basis

Operating revenues
Investment management fees	$819.1	$13.0	$—	$—	$—	$12.2	$—	$844.3
Service and distribution fees	211.4	—	—	(5.2)	—	—	—	206.2
Performance fees	7.6	—	—	—	—	—	—	7.6
Other	31.9	0.3	—	—	—	—	—	32.2
Third-party distribution, service and advisory	—	(2.5)	(341.8)	5.2	—	—	—	(339.1)
Total operating revenues reconciled to net revenues	1,070.0	10.8	(341.8)	—	—	12.2	—	751.2

Operating expenses
Employee compensation	318.3	3.2	—	(5.0)	(2.5)	—	(3.1)	310.9
Third-party distribution, service and advisory	341.8	—	(341.8)	—	—	—	—	—
Marketing	26.1	0.6	—	—	—	—	—	26.7
Property, office and technology	61.9	0.8	—	—	—	—	(0.2)	62.5
General and administrative	77.6	1.2	—	(6.5)	—	(3.5)	(2.5)	66.3
Transaction and integration	11.3	—	—	(11.3)	—	—	—	—
Total operating expenses	837.0	5.8	(341.8)	(22.8)	(2.5)	(3.5)	(5.8)	466.4

Operating income reconciled to adjusted operating income	233.0	5.0	—	22.8	2.5	15.7	5.8	284.8

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.8	(5.6)	—	—	—	(0.2)	—	5.0
Interest and dividend income	2.4	0.6	—	—	(1.3)	1.5	—	3.2
Interest income of consolidated investment products	79.8	—	—	—	—	(79.8)	—	—
Gains/(losses) of consolidated investment products, net	(64.7)	—	—	—	—	64.7	—	—
Interest expense	(16.0)	—	—	—	—	—	—	(16.0)
Interest expense of consolidated investment products	(46.5)	—	—	—	—	46.5	—	—
Other gains and losses, net	6.0	—	—	—	(3.2)	—	—	2.8
Income before income taxes	204.8	—	—	22.8	(2.0)	48.4	5.8	279.8
Income tax provision	(75.4)	—	—	2.8	0.5	—	(0.6)	(72.7)
Net income	129.4	—	—	25.6	(1.5)	48.4	5.2	207.1
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	53.6	—	—	—	—	(53.6)	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$183.0	$—	$—	$25.6	$(1.5)	$(5.2)	$5.2	$207.1

Operating margin	21.8%					Adjusted operating margin		37.9%

Diluted shares outstanding	467.4					Diluted shares outstanding		467.4

Diluted EPS	$0.39					Adjusted diluted EPS		$0.44

                       See pages 11 through 13 for notes to the reconciliation.

-  -

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2011

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other Reconciling Items	Non-GAAP basis

Operating revenues
Investment management fees	$792.3	$12.7	$—	$—	$—	$11.1	$—	$816.1
Service and distribution fees	198.7	—	—	—	—	—	—	198.7
Performance fees	3.8	—	—	—	—	—	—	3.8
Other	32.5	0.2	—	—	—	—	—	32.7
Third-party distribution, service and advisory	—	(2.5)	(324.5)	—	—	—	—	(327.0)
Total operating revenues reconciled to net revenues	1,027.3	10.4	(324.5)	—	—	11.1	—	724.3

Operating expenses
Employee compensation	305.9	2.9	—	(5.0)	(4.1)	—	—	299.7
Third-party distribution, service and advisory	324.5	—	(324.5)	—	—	—	—	—
Marketing	25.7	0.6	—	—	—	—	—	26.3
Property, office and technology	64.0	0.6	—	—	—	—	—	64.6
General and administrative	73.6	1.1	—	(9.0)	—	(3.7)	(0.4)	61.6
Transaction and integration	7.9	—	—	(7.9)	—	—	—	—
Total operating expenses	801.6	5.2	(324.5)	(21.9)	(4.1)	(3.7)	(0.4)	452.2

Operating income reconciled to adjusted operating income	225.7	5.2	—	21.9	4.1	14.8	0.4	272.1

Other income/(expense)
Equity in earnings of unconsolidated affiliates	6.7	(5.6)	—	—	—	1.2	—	2.3
Interest and dividend income	2.1	0.4	—	—	(1.0)	1.2	—	2.7
Interest income of consolidated investment products	74.2	—	—	—	—	(74.2)	—	—
Gains/(losses) of consolidated investment products, net	(85.5)	—	—	—	—	85.5	—	—
Interest expense	(16.2)	—	—	—	—	—	—	(16.2)
Interest expense of consolidated investment products	(40.0)	—	—	—	—	40.0	—	—
Other gains and losses, net	7.9	—	—	—	(4.2)	—	—	3.7
Income before income taxes	174.9	—	—	21.9	(1.1)	68.5	0.4	264.6
Income tax provision	(75.6)	—	—	2.3	0.4	—	(0.1)	(73.0)
Net income	99.3	—	—	24.2	(0.7)	68.5	0.3	191.6
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	78.2	—	—	—	—	(78.1)	—	0.1
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$177.5	$—	$—	$24.2	$(0.7)	$(9.6)	$0.3	$191.7

Operating margin	22.0%					Adjusted operating margin		37.6%

Diluted shares outstanding	472.1					Diluted shares outstanding		472.1

Diluted EPS	$0.38					Adjusted diluted EPS		$0.41

                       See pages 11 through 13 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other Reconciling Items	Non-GAAP basis

Operating revenues
Investment management fees	$627.9	$12.8	$—	$—	$—	$12.3	$—	$653.0
Service and distribution fees	139.4	—	—	—	—	—	—	139.4
Performance fees	3.5	—	—	—	—	—	—	3.5
Other	16.2	0.2	—	—	—	—	—	16.4
Third-party distribution, service and advisory	—	(2.6)	(238.3)	—	—	—	—	(240.9)
Total operating revenues reconciled to net revenues	787.0	10.4	(238.3)	—	—	12.3	—	571.4

Operating expenses
Employee compensation	260.5	2.5	—	(5.0)	2.1	—	—	260.1
Third-party distribution, service and advisory	238.3	—	(238.3)	—	—	—	—	—
Marketing	17.6	0.3	—	—	—	—	—	17.9
Property, office and technology	55.8	0.6	—	—	—	—	—	56.4
General and administrative	64.1	1.0	—	(5.2)	—	(2.7)	(8.9)	48.3
Transaction and integration	79.3	—	—	(79.3)	—	—	—	—
Total operating expenses	715.6	4.4	(238.3)	(89.5)	2.1	(2.7)	(8.9)	382.7

Operating income reconciled to adjusted operating income	71.4	6.0	—	89.5	(2.1)	15.0	8.9	188.7

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.4	(6.3)	—	—	—	0.2	—	4.3
Interest and dividend income	1.8	0.3	—	—	—	—	—	2.1
Interest income of consolidated investment products	53.1	—	—	—	—	(53.1)	—	—
Gains/(losses) of consolidated investment products, net	187.2	—	—	—	—	(187.2)	—	—
Interest expense	(14.1)	—	—	—	—	—	—	(14.1)
Interest expense of consolidated investment products	(25.6)	—	—	—	—	25.6	—	—
Other gains and losses, net	(9.3)	—	—	—	5.8	—	—	(3.5)
Income before income taxes	274.9	—	—	89.5	3.7	(199.5)	8.9	177.5
Income tax provision	(36.7)			(11.2)	(1.2)	—	(2.9)	(52.0)
Net income	238.2	—	—	78.3	2.5	(199.5)	6.0	125.5
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(197.4)	—	—	—	—	197.3	—	(0.1)
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$40.8	$—	$—	$78.3	$2.5	$(2.2)	$6.0	$125.4

Operating margin	9.1%				Adjusted operating margin			33.0%

Diluted shares outstanding	457.8				Diluted shares outstanding			457.8

Diluted EPS	$0.09				Adjusted diluted EPS			$0.27

See pages 11 through 13 for notes to the reconciliation.

Invesco Ltd.
Notes to the Reconciliation of U.S. GAAP Condensed Consolidated
 Income Statements to Non-GAAP Condensed Consolidated Income
Statement Information

The following are notes to the reconciliations presented on pages 8 through 10. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in our Form 10-K for the year ended December 31, 2010. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition related adjustments

Acquisition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization, amortization of prepaid compensation related to the October 2006 acquisition of W.L. Ross & Co. and all related tax effects. Adjustment amounts are as follows:

In millions	Q2-11	Q1-11	Q2-10
Service and distribution fees	$(5.2)	$—	$—
Third-party distribution, service and advisory expenses	5.2	—	—
Transaction and integration	11.3	7.9	79.3
Taxation on transaction and integration	(4.4)	(2.9)	(14.8)
Intangible amortization	12.9	9.0	5.2
Taxation on amortization	(1.1)	(1.2)	(0.6)
Prepaid compensation amortization	5.0	5.0	5.0
Deferred taxation	8.3	6.4	4.2
Change in contingent consideration estimates	(6.4)	—	—
	$25.6	$24.2	$78.3

2.	Consolidated investment products

Certain collateralized loan obligation products were consolidated on January 1, 2010, upon adoption of additional guidance included in Accounting Standards Codification Topic 810 “Consolidation.”

Management fees earned by the company but which were eliminated from operating revenues upon consolidation of investment products were $12.2 million in the second quarter (first quarter 2011: $11.1 million; second quarter 2010: $12.3 million). By deconsolidating these products in the non-GAAP information, the management fees are added back into net revenues. Similarly, the consolidated investment products’ operating expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $5.2 million in net income attributable to common shareholders in our first quarter U.S. GAAP earnings (first quarter 2011: $9.6 million increase; second quarter 2010: $2.2 million increase). The above adjustments remove this impact.

3.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $2.5 million in the second quarter (first quarter 2011: $4.1 million appreciation; second quarter 2010:$2.1 million depreciation) with an investment gain and interest and dividend income of $4.5 million in the second quarter (first quarter 2011: $5.2 million gain; second quarter 2010: $5.8 million loss) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable taxation charge of $0.5 million in the second quarter (first quarter 2011: $0.4 million; second quarter 2010: $1.2 million), result in a net income deduction of $1.5 million for the second quarter (first quarter 2011: $0.7 million deduction; second quarter 2010: $2.5 million addition).

4.      European Infrastructure

As described on page 2, expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information. For the second quarter of 2011, this adjustment includes $3.1 million in compensation expenses, primarily due to severance costs, $2.5 million in general and administrative costs, primarily related to consulting services and $0.2 million of technology costs. The company’s income tax provision included tax benefits of $0.6 million in the second quarter 2011 relating to this charge. Due to the projected magnitude and nature of the implementation costs, the impact has been excluded in calculating the non-GAAP financial measures.

5.      Other reconciling items

Included within general and administrative expenses in the first quarter of 2011 was an additional charge of $0.4 million relating to a levy from the U.K. Financial Services Compensation Scheme. Assessments were levied upon all Financial Services Authority (FSA)-registered investment management companies in proportion to their “eligible income” (as defined by the FSA) to cover claims resulting from failures of non-affiliated investment firms. The company’s income tax provision included tax benefits of $0.1 million in the first quarter of 2011 relating to this charge.

Included within the second quarter 2010 general and administrative expenses was a charge of $8.9 million representing reimbursement costs from the correction of historical foreign exchange allocations in the fund accounting process that impacted the reporting of fund performance in certain funds. The company’s income tax provision includes tax benefits of $2.9 million relating to this charge. The net of tax charge of $6.0 million is equivalent to a reduction in diluted EPS of $0.01. Due to the unique character and magnitude of these charges in current and prior periods, their impact has been excluded in calculating the non-GAAP financial measures.

6.	Definitions of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

7.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income divided by the weighted average number of shares outstanding.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-11	Q1-11	% Change	Q2-10	% Change
Operating revenues
Investment management fees	$819.1	$792.3	3.4%	$627.9	30.5%
Service and distribution fees	211.4	198.7	6.4%	139.4	51.6%
Performance fees	7.6	3.8	100.0%	3.5	117.1%
Other	31.9	32.5	(1.8)%	16.2	96.9%
Total operating revenues	1,070.0	1,027.3	4.2%	787.0	36.0%

Operating expenses
Employee compensation	318.3	305.9	4.1%	260.5	22.2%
Third-party distribution, service and advisory	341.8	324.5	5.3%	238.3	43.4%
Marketing	26.1	25.7	1.6%	17.6	48.3%
Property, office and technology	61.9	64.0	(3.3)%	55.8	10.9%
General and administrative	77.6	73.6	5.4%	64.1	21.1%
Transaction and integration	11.3	7.9	43.0%	79.3	(85.8)%
Total operating expenses	837.0	801.6	4.4%	715.6	17.0%

Operating income	233.0	225.7	3.2%	71.4	226.3%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.8	6.7	61.2%	10.4	3.8%
Interest and dividend income	2.4	2.1	14.3%	1.8	33.3%
Interest income of consolidated investment products	79.8	74.2	7.5%	53.1	50.3%
Gains/(losses) of consolidated investment products, net	(64.7)	(85.5)	(24.3)%	187.2	N/A
Interest expense	(16.0)	(16.2)	(1.2)%	(14.1)	13.5%
Interest expense of consolidated investment products	(46.5)	(40.0)	16.3%	(25.6)	81.6%
Other gains and losses, net	6.0	7.9	(24.1)%	(9.3)	N/A
Income before income taxes	204.8	174.9	17.1%	274.9	(25.5)%
Income tax provision	(75.4)	(75.6)	(0.3)%	(36.7)	105.4%
Net income	129.4	99.3	30.3%	238.2	(45.7)%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	53.6	78.2	(31.5)%	(197.4)	N/A
Net income attributable to common shareholders	$183.0	$177.5	3.1%	$40.8	348.5%

Earnings per share:
---basic	$0.39	$0.38	2.6%	$0.09	333.3%
---diluted	$0.39	$0.38	2.6%	$0.09	333.3%

Average shares outstanding:
---basic	465.5	469.9	(0.9)%	455.0	2.3%
---diluted	467.4	472.1	(1.0)%	457.8	2.1%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Six Months Ended June 30,
	2011	2010	% Change
Operating revenues
Investment management fees	$1,611.4	$1,221.4	31.9%
Service and distribution fees	410.1	251.9	62.8%
Performance fees	11.4	4.9	132.7%
Other	64.4	27.9	130.8%
Total operating revenues	2,097.3	1,506.1	39.3%

Operating expenses
Employee compensation	624.2	498.1	25.3%
Third-party distribution, service and advisory	666.3	446.5	49.2%
Marketing	51.8	33.3	55.6%
Property, office and technology	125.9	109.3	15.2%
General and administrative	151.2	114.1	32.5%
Transaction and integration	19.2	96.5	(80.1)%
Total operating expenses	1,638.6	1,297.8	26.3%

Operating income	458.7	208.3	120.2%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	17.5	16.2	8.0%
Interest and dividend income	4.5	3.4	32.4%
Interest income of consolidated investment products	154.0	105.6	45.8%
Gains/(losses) of consolidated investment products, net	(150.2)	290.3	N/A
Interest expense	(32.2)	(26.5)	21.5%
Interest expense of consolidated investment products	(86.5)	(46.4)	86.4%
Other gains and losses, net	13.9	(11.4)	N/A
Income before income taxes	379.7	539.5	(29.6)%
Income tax provision	(151.0)	(86.8)	74.0%
Net income	228.7	452.7	(49.5)%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	131.8	(316.9)	N/A
Net income attributable to common shareholders	$360.5	$135.8	165.5%

Earnings per share:
---basic	$0.77	$0.30	156.7%
---diluted	$0.77	$0.30	156.7%

Average shares outstanding:
---basic	467.7	447.0	4.6%
---diluted	469.7	450.1	4.4%

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q2-11	Q1-11	% Change	Q2-10
Beginning Assets(a)	$641.9	$616.5	4.1%	$457.7
Long-term inflows	42.7	48.0	(11.0)%	45.3
Long-term outflows	(38.9)	(41.4)	(6.0)%	(31.4)
Long-term net flows	3.8	6.6	(42.4)%	13.9
Net flows in institutional money market funds	3.5	2.6	34.6%	(0.9)
Market gains and losses/reinvestment	3.2	12.9	(75.2)%	(24.2)
Acquisitions	—	—	—	114.6
Foreign currency translation	1.3	3.3	(60.6)%	(3.4)
Ending Assets	$653.7	$641.9	1.8%	$557.7

Average long-term AUM	$583.0	$564.4	3.3%	$413.4
Average institutional money market AUM	69.8	65.8	6.1%	67.1
Average AUM	$652.8	$630.2	3.6%	$480.5
Gross revenue yield on AUM(b)	65.9bps	65.6bps		66.0bps
Gross revenue yield on AUM before performance fees(b)	65.4bps	65.3bps		65.7bps
Net revenue yield on AUM(c)	46.0bps	46.0bps		47.6bps
Net revenue yield on AUM before performance fees(c)	45.6bps	45.7bps		47.3bps

(in billions)	Total AUM	AUM (ex ETF, UIT and passive)	ETF, UIT and passive
March 31, 2011(a)	$641.9	$550.2	$91.7
Long-term inflows	42.7	28.0	14.7
Long-term outflows	(38.9)	(25.1)	(13.8)
Long-term net flows	3.8	2.9	0.9
Net flows in institutional money market funds	3.5	3.5	—
Market gains and losses/reinvestment	3.2	4.1	(0.9)
Foreign currency translation	1.3	1.2	0.1
June 30, 2011	$653.7	$561.9	$91.8

Average AUM	$652.8	$559.3	$93.5
Gross revenue yield on AUM(b)	65.9bps	75.1bps	11.3bps
Net revenue yield on AUM(c)	46.0bps	51.8bps	11.3bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
March 31, 2011(a)	$641.9	$396.2	$228.3	$17.4
Long-term inflows	42.7	33.2	8.6	0.9
Long-term outflows	(38.9)	(30.3)	(7.9)	(0.7)
Long-term net flows	3.8	2.9	0.7	0.2
Net flows in institutional money market funds	3.5	—	3.5	—
Market gains and losses/reinvestment	3.2	2.2	1.1	(0.1)
Foreign currency translation	1.3	0.4	0.9	—
June 30, 2011	$653.7	$401.7	$234.5	$17.5

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
March 31, 2011(a)	$641.9	$303.0	$139.7	$44.7	$71.0	$83.5
Long-term inflows	42.7	22.9	8.8	2.7	0.3	8.0
Long-term outflows	(38.9)	(25.5)	(5.3)	(2.2)	(0.5)	(5.4)
Long-term net flows	3.8	(2.6)	3.5	0.5	(0.2)	2.6
Net flows in institutional money market funds	3.5	—	—	—	3.5	—
Market gains and losses/reinvestment(f)	3.2	0.8	2.4	(0.8)	0.1	0.7
Foreign currency translation	1.3	0.7	0.2	0.1	—	0.3
June 30, 2011	$653.7	$301.9	$145.8	$44.5	$74.4 (e)	$87.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2011(a)	$641.9	$435.2	$28.2	$94.2	$36.2	$48.1
Long-term inflows	42.7	26.8	0.7	4.3	4.9	6.0
Long-term outflows	(38.9)	(27.0)	(1.5)	(3.2)	(4.1)	(3.1)
Long-term net flows	3.8	(0.2)	(0.8)	1.1	0.8	2.9
Net flows in institutional money market funds	3.5	3.7	—	(0.2)	0.1	(0.1)
Market gains and losses/reinvestment	3.2	1.2	(0.1)	2.0	0.5	(0.4)
Foreign currency translation	1.3	—	0.2	—	0.3	0.8
June 30, 2011	$653.7	$439.9	$27.5	$97.1	$37.9	$51.3

                                    See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	June 30, 2011	June 30, 2010	% Change
Beginning Assets(a)	$616.5	$459.5	34.2%
Long-term inflows	90.7	77.4	17.2%
Long-term outflows	(80.3)	(59.9)	34.1%
Long-term net flows	10.4	17.5	(40.6)%
Net flows in institutional money market funds	6.1	(11.5)	N/A
Market gains and losses/reinvestment	16.1	(14.5)	N/A
Acquisitions	—	114.6	N/A
Foreign currency translation	4.6	(7.9)	N/A
Ending Assets	$653.7	$557.7	17.2%

Average long-term AUM	$573.6	$393.5	45.8%
Average institutional money market AUM	67.9	71.5	(5.0)%
Average AUM	$641.5	$465.0	38.0%
Gross revenue yield on AUM(a,b)	65.7bps	65.3bps
Gross revenue yield on AUM before performance fees(a,b)	65.4bps	65.1bps
Net revenue yield on AUM(a,c)	46.0bps	47.4bps
Net revenue yield on AUM before performance fees(a,c)	45.6bps	47.2bps

(in billions)	Total AUM	AUM ex ETF, UIT and Passive	ETF, UIT and Passive
December 31, 2010(a)	$616.5	$535.7	$80.8
Long-term inflows	90.7	57.0	33.7
Long-term outflows	(80.3)	(55.6)	(24.7)
Long-term net flows	10.4	1.4	9.0
Net flows in institutional money market funds	6.1	6.1	—
Market gains and losses/reinvestment	16.1	14.2	1.9
Foreign currency translation	4.6	4.5	0.1
June 30, 2011	$653.7	$561.9	$91.8

Average AUM	$641.5	$551.4	$90.1
Gross revenue yield on AUM(a,b)	65.7bps	74.7bps	11.1bps
Net revenue yield on AUM(a,c)	46.0bps	51.7bps	11.1bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2010(a)	$616.5	$378.1	$221.4	$17.0
Long-term inflows	90.7	69.7	19.3	1.7
Long-term outflows	(80.3)	(62.7)	(16.2)	(1.4)
Long-term net flows	10.4	7.0	3.1	0.3
Net flows in institutional money market funds	6.1	—	6.1	—
Market gains and losses/reinvestment	16.1	13.5	2.4	0.2
Foreign currency translation	4.6	3.1	1.5	—
June 30, 2011	$653.7	$401.7	$234.5	$17.5

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2010(a)	$616.5	$294.0	$132.0	$43.5	$68.3	$78.7
Long-term inflows	90.7	47.9	22.1	4.8	0.7	15.2
Long-term outflows	(80.3)	(53.3)	(12.0)	(4.6)	(0.9)	(9.5)
Long-term net flows	10.4	(5.4)	10.1	0.2	(0.2)	5.7
Net flows in institutional money market funds	6.1	—	—	—	6.1	—
Market gains and losses/reinvestment(f)	16.1	10.5	3.1	0.1	0.2	2.2
Foreign currency translation	4.6	2.8	0.6	0.7	—	0.5
June 30, 2011	$653.7	$301.9	$145.8	$44.5	$74.4 (e)	$87.1

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2010(a)	$616.5	$415.4	$27.9	$92.1	$35.3	$45.8
Long-term inflows	90.7	60.3	1.4	7.8	9.7	11.5
Long-term outflows	(80.3)	(53.6)	(3.2)	(7.5)	(9.5)	(6.5)
Long-term net flows	10.4	6.7	(1.8)	0.3	0.2	5.0
Net flows in institutional money market funds	6.1	6.4	0.1	(0.5)	0.1	—
Market gains and losses/reinvestment	16.1	11.4	0.5	3.0	1.3	(0.1)
Foreign currency translation	4.6	—	0.8	2.2	1.0	0.6
June 30, 2011	$653.7	$439.9	$27.5	$97.1	$37.9	$51.3

                                    See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management – ETF, UIT & Passive

(in billions)	Q2-11	Q1-11	% Change	Q2-10
Beginning Assets	$91.7	$80.8	13.5%	$55.7
Long-term inflows	14.7	19.0	(22.6)%	26.6
Long-term outflows	(13.8)	(10.9)	26.6%	(11.9)
Long-term net flows	0.9	8.1	(88.9)%	14.7
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	(0.9)	2.8	N/A	(4.8)
Acquisitions	—	—	—	13.7
Foreign currency translation	0.1	—	N/A	(0.1)
Ending Assets	$91.8	$91.7	0.1%	$79.2

Average long-term AUM	93.5	86.7	7.8%	57.5
Average institutional money market AUM	—	—	—	—
Average AUM	$93.5	$86.7	7.8%	$57.5
Gross revenue yield on AUM(b)	11.3bps	11.0bps		12.0bps
Gross revenue yield on AUM before performance fees(b)	11.3bps	11.0bps		12.0bps
Net revenue yield on AUM(c)	11.3bps	11.0bps		12.0bps
Net revenue yield on AUM before performance fees(c)	11.3bps	11.0bps		12.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
March 31, 2011	$91.7	$78.2	$13.5	—
Long-term inflows	14.7	12.7	2.0	—
Long-term outflows	(13.8)	(13.3)	(0.5)	—
Long-term net flows	0.9	(0.6)	1.5	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	(0.9)	(0.9)	—	—
Foreign currency translation	0.1	—	0.1	—
June 30, 2011	$91.8	$76.7	$15.1	—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
March 31, 2011	$91.7	$47.3	$23.7	—	—	$20.7
Long-term inflows	14.7	10.0	3.0	—	—	1.7
Long-term outflows	(13.8)	(10.9)	(0.3)	—	—	(2.6)
Long-term net flows	0.9	(0.9)	2.7	—	—	(0.9)
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(0.9)	(0.7)	0.3	—	—	(0.5)
Foreign currency translation	0.1	—	—	—	—	0.1
June 30, 2011	$91.8	$45.7	$26.7	—	—	$19.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2011	$91.7	$88.0	—	—	$1.4	$2.3
Long-term inflows	14.7	14.6	—	—	0.1	—
Long-term outflows	(13.8)	(13.7)	—	—	(0.1)	—
Long-term net flows	0.9	0.9	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(0.9)	(0.9)	—	—	—	—
Foreign currency translation	0.1	—	—	—	—	0.1
June 30, 2011	$91.8	$88.0	—	—	$1.4	$2.4

                                    See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management – ETF, UIT & Passive

(in billions)	June 30, 2011	June 30, 2010	% Change
Beginning Assets	$80.8	$53.0	52.5%
Long-term inflows	33.7	39.1	(13.8)%
Long-term outflows	(24.7)	(23.9)	3.3%
Long-term net flows	9.0	15.2	(40.8)%
Net flows in institutional money market funds	—	—	—
Market gains and losses/reinvestment	1.9	(2.6)	N/A
Acquisitions	—	13.7	(100.0)%
Foreign currency translation	0.1	(0.1)	N/A
Ending Assets	$91.8	$79.2	15.9%

Average long-term AUM	90.1	54.6	65.0%
Average institutional money market AUM	—	—	—
Average AUM	$90.1	$54.6	65.0%
Gross revenue yield on AUM(b)	11.1bps	13.0bps
Gross revenue yield on AUM before performance fees(b)	11.1bps	13.0bps
Net revenue yield on AUM(c)	11.1bps	13.0bps
Net revenue yield on AUM before performance fees(c)	11.1bps	13.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2010	$80.8	$70.6	$10.2	—
Long-term inflows	33.7	28.1	5.6	—
Long-term outflows	(24.7)	(24.0)	(0.7)	—
Long-term net flows	9.0	4.1	4.9	—
Net flows in institutional money market funds	—	—	—	—
Market gains and losses/reinvestment	1.9	2.0	(0.1)	—
Foreign currency translation	0.1	—	0.1	—
June 30, 2011	$91.8	$76.7	$15.1	—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2010	$80.8	$42.8	$19.8	—	—	$18.2
Long-term inflows	33.7	21.2	7.5	—	—	5.0
Long-term outflows	(24.7)	(19.7)	(0.8)	—	—	(4.2)
Long-term net flows	9.0	1.5	6.7	—	—	0.8
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	1.9	1.4	0.2	—	—	0.3
Foreign currency translation	0.1	—	—	—	—	0.1
June 30, 2011	$91.8	$45.7	$26.7	—	—	$19.4

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2010	$80.8	$77.3	—	—	$1.2	$2.3
Long-term inflows	33.7	33.4	—	—	0.3	—
Long-term outflows	(24.7)	(24.5)	—	—	(0.2)	—
Long-term net flows	9.0	8.9	—	—	0.1	—
Net flows in institutional money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	1.9	1.8	—	—	0.1	—
Foreign currency translation	0.1	—	—	—	—	0.1
June 30, 2011	$91.8	$88.0	—	—	$1.4	$2.4

                                    See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)	The beginning balances were adjusted to reflect certain asset reclassifications.

(b)
Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the second quarter for our JVs in China was $3.5 billion (first quarter 2011: $3.5 billion; second quarter 2010: $3.5 billion). For year to date AUM, our share of the average AUM in the first six months of 2011 for our JVs in China was $3.5 billion (first six months of 2010: $3.6 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company’s true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 8 through 13 of this release for a reconciliation of operating revenues to net revenues.

(c)
Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 through 13 of this release for a reconciliation of operating revenues to net revenues.

(d)	The alternatives asset class includes absolute return, real estate, commodities, currencies, financial structures, Global Macro, REITS, private capital, and Risk Premia Capture.

(e)	Ending Money Market AUM includes $70.4 billion in institutional money market AUM and $4.0 billion in retail money market AUM.

(f)	As a result of fund mergers in the second quarter of 2011, the market gains and losses / reinvestment line includes $0.9 billion transferred from the balanced to the equity asset class.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	31%	80%	96%	19%	65%	75%
	U.S. Growth	25%	61%	33%	25%	62%	68%
	U.S. Value	89%	100%	95%	88%	100%	95%
	Sector	66%	57%	79%	67%	67%	65%
	U.K.	6%	98%	96%	0%	98%	92%
	Canadian	38%	100%	64%	38%	94%	29%
	Asian	60%	74%	96%	41%	78%	69%
	Continental European	47%	89%	91%	22%	85%	88%
	Global	24%	70%	80%	26%	56%	55%
	Global Ex U.S. and Emerging Markets	62%	99%	94%	63%	99%	99%
Balanced
	Balanced	48%	94%	79%	39%	95%	75%
Money Market
	Money Market	37%	73%	73%	96%	93%	94%
Fixed Income
	U.S. Fixed Income	61%	41%	43%	28%	69%	66%
	Global Fixed Income	81%	80%	88%	82%	83%	80%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 60%, 59%, and 58% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 72%, 70%, and 68% of total Invesco AUM, respectively, as of 6/30/11. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes Invesco PowerShares, W.L. Ross & Co., Invesco Private Capital, non-discretionary direct real estate products and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.